December 3, 2014	Exhibit 5.1

The Providence Service Corporation

64 East Broadway Blvd.

Tucson, Arizona 85701

Attention: Robert E. Wilson

Re:	The Providence Service Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Providence Service Corporation, a Delaware corporation (the “Company”), in connection with the distribution at no charge to holders of the Company’s common stock non-transferable subscription rights (the “Subscription Rights”) to purchase up to an aggregate of 655,000 shares of 5.5%/8.5% Series A Convertible Preferred Stock (the “Preferred Stock”), par value $0.001 per share, which is convertible into shares of the Company’s Common Stock, par value $0.001 per share pursuant to the terms of the Certificate of Designations, as defined below (such shares of Common Stock, the “Conversion Stock”), each of which is covered by the below-referenced Registration Statement, and all amendments thereto, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate or limited partnership records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the registration statement on Form S-3 (as amended, the “Registration Statement”) to which this letter is an exhibit;

(ii)	the Standby Purchase Agreement, dated October 23, 2014, by and among the Company and the Standby Purchasers named therein (the “Standby Purchase Agreement”);

(iii)	the Second Amended and Restated Certificate of Incorporation, as amended, certified as of the date hereof by the Secretary of State of the State of Delaware (the “Articles”);

(iv)	the Certificate of Designations for Series A Convertible Preferred Stock attached to the Registration Statement as Exhibit 4.3 (the “Certificate of Designations”);

(v)	the certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware certified as of the date hereof;

The Providence Service Corporation

December 3, 2014

(vi)	resolutions and/or written consents duly adopted by the board of directors of the Company relating to the execution and delivery of, and the performance by the Company of its obligations under the Transaction Documents (as defined herein);

(vii)	Form of Subscription Rights Certificate, attached to the Registration Statement as Exhibit 4.1;

(viii)	Form of Instruction for Use of The Providence Service Corporation Subscription Rights Certificates, attached to the Registration Statement as Exhibit 99.1;

(ix)	Form of Letter to Stockholders who are Record Holders, attached to the Registration Statement as Exhibit 99.2;

(x)	Form of Letter to Nominee Holders Whose Clients are Beneficial Holders, attached to the Registration Statement as Exhibit 99.3;

(xi)	Form of Letter to Clients of Nominee Holders, attached to the Registration Statement as Exhibit 99.4;

(xii)	Form of Nominee Holder Certification, attached to the Registration Statement as Exhibit 99.5; and

(xiii)	Form of Beneficial Owner Election, attached to the Registration Statement as Exhibit 99.6.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Standby Purchase Agreement, the Certificate of Designations and the Form of Subscription Rights Certificate are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due incorporation and valid existence in good standing of the Company under the laws of the State of Delaware; (ii) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of the Transaction Documents by the Company); (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate or limited partnership records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity and competency of all individuals executing documents; (vii) that the Transaction Documents (other than the Certificate of Designations) executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

The Providence Service Corporation

December 3, 2014

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.	The Subscription Rights, when issued in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, will be validly issued.

2.	The Preferred Stock, when issued and delivered against payment therefor, in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

3.	The Conversion Stock, when and if issued and delivered upon conversion of the Preferred Stock in accordance with the Certificate of Designations and the terms thereof, will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions relating thereto.

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP